SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
 FORM 8-K/A
 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2007

ETHOS ENVIRONMENTAL, INC.
(Exact name of registrant as specified in its charter)
Nevada	000-30237	88-0467241
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

6800 Gateway Park Drive San Diego, CA 92154
(Address of principal executive offices)
619-575-6800
(Registrant’s Telephone Number)

(Former name or former address, if changed since last report)

Copy of all Communications to: Luis Carrillo SteadyLaw Group, LLP 501 W. Broadway, Suite 800 San Diego, CA 92101 main phone: 619.399.3090 fax: 619.330.1888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

This Report on Form 8-K is being filed to include additional information related to the Registrant’s dismissal of J.H. COHN LLP, and certain facts and circumstances related thereto.  This Report on Form 8-K also includes as Exhibit 16.1 the letter we are required to ask J.H. COHN LLP to provide regarding whether they agree with the statements related to them set forth below .

Item 4.01.  Change in Registrant’s Certifying Accountant.

(a)            On or about November 5, 2008, Ethos Environmental, Inc., a Nevada corporation (the “Registrant”) appointed J.H. Cohn LLP (“JHC”) as its independent registered public accounting firm.  On November 30, 2007, the Registrant terminated the services of JHC.  During the period from November 5, 2007 to November 30, 2007, JHC never conducted an audit of any of the Registrant’s financial statements, but JHC had been engaged to and were conducting a review, based on applicable professional standards and procedures promulgated by the Public Company Accounting Oversight Board, of the Registrant’s condensed financial statements that were going to be included in the Registrant’s report on Form 10-QSB for the quarterly period ended September 30, 2007. The objective of that review of interim financial information was to provide JHC with a basis for communicating whether it is aware of any material modifications that should be made to the interim financial information for such information to conform with generally accepted accounting principles.

We were informed by JHC that we terminated the engagement prior to the completion of the procedures that JHC believed were required to be performed by the applicable professional standards. JHC also informed us that although they had performed various procedures while they were engaged, they were unable to complete those procedures and, accordingly, they did not have a basis for determining whether or not any material modifications should have been made to the Registrant’s interim financial statements in order for those financial statements to conform with generally accepted accounting principles.

In connection with the procedures performed by JHC, they had questions that were addressed to management of the Registrant that they informed us they needed to be resolved in order to conclude whether or not any material modifications were required to be made to the interim financial statements. Their questions related primarily to revenues recognized by the Registrant, as further discussed below. However, they were still seeking additional information and those questions were not resolved at the time they were dismissed, or thereafter.

During the performance of JHC’s review procedures with respect the Registrant’s financial statements for the quarter ended September 30, 2007, JHC raised certain questions related to whether or not the Registrant had recognized revenue in compliance with the four criteria for revenue recognition set forth in SEC Staff Accounting Bulletin Topic 13. Specifically, with respect to certain international sales, JHC had questions as to whether there was adequate persuasive evidence of an arrangement with the buyers at the time such sales were recognized and whether collectibility of amounts due from these customers was reasonably assured at the time the revenue was reported. Sales to these customers represented 85% of sales that were to be reported for the nine months ended September 30, 2007, of which approximately 83% was still receivable at September 30, 2007.

In addition, the substance of an arrangement with another customer led JHC to question whether sales had occurred or whether the Registrant’s inventory was on consignment with that customer’s customers. At a minimum, for that customer, collectibility was also uncertain and questioned by JHC due to the “extended credit terms” offered by the Registrant. Sales to this customer represented 7% of total sales that were to be reported for the nine months ended September 30, 2007, of which 97% was still receivable at September 30, 2007 .

At the time of JHC’s dismissal, they had also raised questions about two other accounting entries. The first related to the recognition of a gain on a sale and leaseback transaction and the second related to the appropriateness of the Registrant’s rebooking certain sales in 2007 that had been the subject of an audit adjustment that took them out of sales in 2006.

    As explained above, although JHC had performed various procedures while conducting their review of the Registrant’s condensed financial statements for the quarterly period ended September 30, 2007, JHC informed us that they were unable to complete those procedures as the questions that had been addressed to management of the Registrant needed to be resolved to enable them to conclude whether or not any material modifications needed to be made to the interim financial statements. JHC was still seeking additional information and those questions were not resolved at the time of their dismissal. Accordingly, JHC and the Registrant do not believe that there were any disagreements contemplated by Item 304(a)(1)(iv) of Regulation S-K prior to their dismissal. However, the resolution of the questions that had been addressed to management could have materially impacted the fairness or reliability of the financial statements that were to be issued, but those questions were not resolved at the time of their dismissal. Accordingly, JHC and the Registrant believe those matters are required to be disclosed in this 8-K by Item 304(a)(1)(v)(D) of Regulation S-K.

Prior to their dismissal, JHC had asked to meet with the members of the audit committee to discuss the questions they had addressed to management. We informed JHC that such a committee had not yet been formally appointed and would not be appointed until after the Form 10-QSB for the quarter ended September 30, 2007 was filed. We informed JHC that they could meet with the entire Board of Directors; however, they were dismissed before such a meeting was convened.

Lastly, the Registrant did not advise JHC that they were not to discuss these matters with Moore & Associates, Chartered.

The decision to terminate JHC was recommended and approved by the board of directors of the Registrant.

The Registrant has provided JHC with a copy of this disclosure and requested JHC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.  A copy of such letter is included as an Exhibit 16.1 to this Form 8-K/A.

(b)           On November 30, 2007, the Board of Directors engaged Moore & Associates, Chartered (“Moore”), as the Registrant’s independent registered public accounting firm.  During the Registrant’s two most recent fiscal years and through November 30, 2007, neither the Registrant nor any one acting on its behalf consulted with Moore regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements and neither a written report was provided to the Registrant or oral advice was provided that Moore concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue, (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or (iii) a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K and related instructions).

Item 9.01  Financial Statements and Exhibits.
(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) Exhibits.

Exhibit No.	Description
16.1	Letter re: Change in Certifying Accountant from J.H. COHN LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 23, 2008	Ethos Environmental, Inc.
By:/s/ Enrique de Vilmorin
Enrique de Vilmorin, President & CEO